                                                                       EXHIBIT 1

                              DECLARATION OF TRUST
                                       OF
                              GOLDMAN SACHS TRUST

                                4900 Sears Tower
                            Chicago, Illinois 60606

                             Dated January 28, 1997


     AGREEMENT AND DECLARATION OF TRUST made this 28th day of January, 1997 by the undersigned trustees (together with all other persons from time to time duly elected, qualified and serving as Trustees in accordance with the provisions of
Article II hereof, the "Trustees");

     WHEREAS, the Trustees desire to establish a trust for the investment and reinvestment of funds contributed thereto;

     WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest, as hereinafter provided;

     WHEREAS, the Trustees declare that all money and property contributed to the trust established hereunder shall be held and managed in trust for the benefit of the holders, from time to time, of the shares of beneficial interest issued hereunder and subject to the provisions hereof;

     NOW, THEREFORE, in consideration of the foregoing premises and the agreements contained herein, the undersigned, being all of the Trustees of the Trust, hereby declare as follows:


                                   ARTICLE I
                                   ---------

                              NAME AND DEFINITIONS
                              --------------------

     Section 1.  Name.  The name of the Trust created by this Agreement and
                 ----
Declaration of Trust is "Goldman Sachs Trust."

     Section 2.  Definitions.  Unless otherwise provided or required by the
                 -----------
context:

     (a) "Administrator" means the party, other than the Trust, to the contract
          -------------
described in Article III, Section 3 hereof.

     (b) "By-laws" means the By-laws of the Trust adopted by the Trustees, as
          -------
amended from time to time, which By-laws are expressly herein incorporated by reference as part of the "governing instrument" within the meaning of the Delaware Act.; provided that in the event of a conflict between the provisions of this Declaration and the By-laws, the provisions of this Declaration shall control.

     (c) "Class" means the class of Shares of a Series established pursuant to
          -----
Article V.

     (d) "Commission," "Interested Person" and "Principal Underwriter" have the
          ----------    -----------------       ---------------------
meanings provided in the 1940 Act. Except as such term may be otherwise defined by the Trustees in conjunction with the establishment of any Series of Shares, the term "vote of a majority of the Shares outstanding and entitled to vote" or
          ------------------------------------------------------------ ----
"Shares representing a majority of the votes entitled to be cast" shall have the
 ----------------------------------------------------------------
same meaning as is assigned to the term "vote of a majority of the outstanding
                                         -------------------------------------
voting securities" in the 1940 Act (except as shall be necessary to give effect
-----------------
to voting on a net asset basis in accordance with Article VII, Section 1).

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     (e) "Covered Person" means a person so defined in Article IV, Section 3.
          --------------

     (f) "Custodian" means any Person other than the Trust who has custody of
          ---------
any Trust Property as required by Section 17(f) of the 1940 Act, but does not include a system for the central handling of securities described in said
Section 17(f).

     (g) "Declaration" shall mean this Agreement and Declaration of Trust, as
          -----------
amended or restated from time to time. Reference in this Declaration of Trust to "Declaration," "hereof," "herein," and "hereunder" shall be deemed to refer to this Declaration rather than exclusively to the article or section in which such words appear.

     (h) "Delaware Act" means Chapter 38 of Title 12 of the Delaware Code
          ------------
entitled "Treatment of Delaware Business Trusts," as amended from time to time.

     (i) "Distributor" means the party, other than the Trust, to the contract
          -----------
described in Article III, Section 1 hereof.

     (j) "His" shall include the feminine and neuter, as well as the masculine,
          ---
genders.

     (k) "Investment Adviser" means the party, other than the Trust, to the
          ------------------
contract described in Article III, Section 2 hereof.

     (l) "Net Asset Value" means the net asset value of each Series of the
          ---------------
Trust, determined as provided in Article VI, Section 3.

     (m) "Person" means and includes individuals, corporations, partnerships,
          ------
trusts, associations, joint ventures, estates and other entities, and governments and agencies and political subdivisions, thereof, whether domestic or foreign.

     (n) "Series" means a series of Shares established pursuant to Article V.
          ------

     (o) "Shareholder" means a record owner of Outstanding Shares.
          -----------

     (p) "Shares" means the equal proportionate transferable units of interest
          ------
into which the beneficial interest of each Series or Class is divided from time to time (including whole Shares and fractions of Shares). "Outstanding Shares" means Shares shown in the books of the Trust or its transfer agent as then issued and outstanding, but does not include Shares which have been repurchased or redeemed by the Trust and which are held in the treasury of the Trust.

     (q) "Transfer Agent" means any Person other than the Trust who maintains
          --------------
the Shareholder records of the Trust, such as the list of Shareholders, the number of Shares credited to each account, and the like.

     (r) "Trust" means Goldman Sachs Trust established hereby, and reference to
          -----
the Trust, when applicable to one or more Series, refers to that Series.

     (s) "Trustees" means the persons who have signed this Declaration of Trust,
          --------
so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with Article II, in all cases in their capacities as Trustees hereunder.

     (t) "Trust Property" means any and all property, real or personal, tangible
          --------------
or intangible, which is owned or held by or for the Trust or any Series or the Trustees on behalf of the Trust or any Series.

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

     (u) The "1940 Act" means the Investment Company Act of 1940, as amended
              --------
from time to time.


                                   ARTICLE II
                                   ----------

                                  THE TRUSTEES
                                  ------------

     Section 1.  Management of the Trust.  The business and affairs of the Trust
                 -----------------------
shall be managed by or under the direction of the Trustees, and they shall have all powers necessary or desirable to carry out that responsibility. The Trustees may execute all instruments and take all action they deem necessary or desirable to promote the interests of the Trust. Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

     Section 2.  Powers.  The Trustees in all instances shall act as principals,
                 ------
free of the control of the Shareholders. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary or desirable in the management of the Trust. The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust. The Trustees may exercise all of their powers without recourse to any court or other authority. Subject to any applicable limitation herein or in the By-laws or resolutions of the Trust, the Trustees shall have power and authority, without limitation:

     (a) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations.

     (b) To invest in, hold for investment, or reinvest in, cash, including foreign currencies; securities, including common, preferred and preference stocks; warrants; subscription rights; profit- sharing interests or participation and all other contracts for or evidence of equity interests; bonds, debentures, bills, time notes and all other evidences of indebtedness; negotiable or non-negotiable instruments; government securities, including securities of any state, municipality or other political subdivision thereof, or any governmental or quasi-governmental agency or instrumentality; and money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase agreements, of any corporation, company, trust, association, firm or other business organization however established, and of any country, state, municipality or other political subdivision, or any governmental or quasi-governmental agency or instrumentality; or any other security, property or instrument in which the Trust or any of its Series shall be authorized to invest.

     (c) To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend and to pledge any such securities, to enter into repurchase agreements, reverse repurchase agreements, firm commitment agreements and forward foreign currency exchange contracts, to purchase and sell options on securities, securities indices, currency and other financial assets, futures contracts and options on futures contracts of all descriptions and to engage in all other types of transactions in which the Trust or any of its Series shall be authorized to engage.

     (d) To exercise all rights, powers and privileges of ownership or interest in all securities, repurchase agreements and other property and instruments included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities and repurchase agreements.

     (e) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, including cash or foreign currency, and any interest therein.

     (f) To borrow money or other property in the name of the Trust or any of its Series exclusively for Trust purposes and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; and to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person and to lend Trust Property.

     (g) To aid by further investment any corporation, company, trust, association or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm.

     (h) To adopt By-laws not inconsistent with this Declaration providing for the conduct of the business of the Trust and to amend and repeal them to the extent such right is not reserved to the Shareholders.

     (i) To elect and remove such officers and appoint and terminate such agents as they deem appropriate.

     (j) To employ as custodian of any assets of the Trust, subject to any provisions herein or in the By-laws, one or more banks, trust companies or companies that are members of a national securities exchange, or other entities permitted by the Commission to serve as such.

     (k) To retain one or more transfer agents and shareholder servicing agents, or both.

     (l) To provide for the distribution of Shares either through a Principal Underwriter as provided herein or by the Trust itself, or both, or pursuant to a distribution plan of any kind and to adopt on behalf of any Series or Class distribution, authorized dealer service, administration, service or other plans providing for the compensation by such Series or Class for distribution, administration, shareholder liaison or similar services.

     (m) To set record dates in the manner provided for herein or in the By-laws.

     (n) To delegate such authority as they consider desirable to any officers of the Trust and to any agent, independent contractor, manager, investment adviser, custodian or underwriter.

     (o) To hold any security or other property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form, or
(ii) either in the Trust's or Trustees' own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of business trusts or investment companies.

     (p) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article V.

     (q) To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series and assets, liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article V, Section 4.

     (r) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Trust.

     (s) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes.

     (t) To make distributions of income, capital gains, returns of capital (if any) and redemption proceeds to Shareholders in the manner hereinafter provided for.

     (u) To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper.

     (v) To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to establish terms and conditions regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to Articles V and VI, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of the particular Series with respect to which such Shares are issued.

     (w) To invest part or all of the Trust Property (or part or all of the assets of any Series), or to dispose of part or all of the Trust Property (or part or all of the assets of any Series) and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act (including investment by means of transfer of part or all of the Trust Property in exchange for an interest or interests in such one or more investment companies) all without any requirement of approval by Shareholders. Any such other investment company may (but need not) be a trust (formed under the laws of the State of New York or of any other state) which is classified as a partnership for federal income tax purposes.

     (x) To sell or exchange any or all of the assets of the Trust, subject to
Article IX, Section 4.

     (y) To enter into joint ventures, partnerships and other combinations and associations.

     (z) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such Committee, depositary or trustee as the Trustees shall deem proper;

     (aa) To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and, subject to applicable law and any restrictions set forth in the By-laws, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, Principal Underwriters, or independent contractors of the Trust, individually, against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

     (bb) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

     (cc) To enter into contracts of any kind and description;

     (dd) To interpret the investment policies, practices or limitations of any Series or Class;

     (ee) To guarantee indebtedness and contractual obligations of others;

     (ff) To take any other action that may be taken by a Board of Directors of a business corporation organized under the laws of the State of Delaware; and

     (gg) To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers.


     The clauses above shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order. In construing this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

     Section 3.  Certain Transactions.  Except as prohibited by applicable law,
                 --------------------
the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust or with any Interested Person of such person. The Trust may employ any such person or entity in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

     Section 4.  Initial Trustees; Election and Number of Trustees.  The initial
                 -------------------------------------------------
Trustees shall be the persons initially signing this Declaration. The number of Trustees (other than the initial Trustees) shall be fixed from time to time by a majority of the Trustees; provided, that there shall be at least one (1) Trustee and no more than fifteen (15). The Trustee (other than the initial Trustees) shall be appointed by the Trustees pursuant to Section 6 of this Article II, provided that the Trustees shall be elected by the Shareholders as and to the extent required under the 1940 Act on such dates as the Trustees may fix from time to time.

     Section 5.  Term of Office of Trustees.  Each Trustee shall hold office for
                 --------------------------
life (or until the attainment of any mandatory retirement age or term limits established by a majority of the Trustees) or until his successor is elected or the Trust terminates; except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein; (b) any Trustee may be removed with or without cause at any time by a written instrument signed by at least a majority of the then Trustees, specifying the effective date of removal; (c) any Trustee who requests to be retired, or who is declared bankrupt or has become physically or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement; and (d) any Trustee may be removed at any meeting of the Shareholders by a vote of at least two-thirds of the Outstanding Shares.

     Section 6.  Vacancies; Appointment of Trustees.  Whenever a vacancy shall
                 ----------------------------------
exist in the Board of Trustees, regardless of the reason for such vacancy, the remaining Trustees shall appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act. Such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. As soon as any such Trustee has accepted his appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The Trustees' power of appointment is subject to Section 16(a) of the 1940 Act. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Article II, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration.

     Section 7.  Temporary Vacancy or Absence.  Whenever a vacancy in the Board
                 ----------------------------
of Trustees shall occur, until such vacancy is filled, or while any Trustee is absent from his domicile (unless that Trustee has made arrangements to be informed about, and to participate in, the affairs of the Trust during such absence), or is physically or mentally incapacitated, the remaining Trustees shall have all the powers hereunder and their certificate as to such vacancy, absence, or incapacity shall be conclusive. Any Trustee may, by power of attorney, delegate his powers as Trustee for a period not exceeding six (6) months at any one time to any other Trustee or Trustees.

     Section 8.  Chairman.  The Trustees shall appoint one of their number to be
                 --------
Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may be the chief executive, financial and/or accounting officer of the Trust.

     Section 9.  Action by the Trustees.  Except as provided below with respect
                 ----------------------
to action taken by any Trustee or Trustees or committee pursuant to delegation by a majority vote of the Trustees, the Trustees shall act by majority vote at a meeting duly called at which a quorum is present, including a meeting held by conference telephone, teleconference or other electronic media or communication equipment by means of which all persons participating in the meeting can communicate with each other; or by written consent of a majority of Trustees (or such greater number as may be required by applicable law) without a meeting. A majority of the Trustees shall constitute a quorum at any meeting. Meetings of the Trustees may be called orally or in writing by the President or by any one of the Trustees. Notice of the time, date and place of all Trustees' meetings shall be given to each Trustee as set forth in the By-laws; provided, however, that no notice is required if the Trustees provide for regular or stated meetings. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Subject to applicable law, the Trustees by majority vote may delegate to any Trustee or Trustees or committee (which may, in addition to or in lieu of Trustees, include officers of the Trust) authority to approve particular matters or take any particular actions on behalf of the Trust including action for and binding upon the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or proceeding pending or threatened. Approval of any particular matter or the taking of any particular action on behalf of the Trust pursuant to any such delegation shall be taken by a majority of the Trustees or committee to whom the authority is delegated (unless a single Trustee is delegated to act with respect thereto or unless the Trustees in delegating such responsibility shall specify a different standard or a different standard is otherwise required by applicable law). Any written consent or waiver may be provided and delivered to the Trust by facsimile or other similar electronic mechanism.

     Section 10.  Ownership of Trust Property.  The Trust Property of the Trust
                  ---------------------------
and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in and beneficial ownership of all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees may cause legal title in and beneficial ownership of any Trust Property to be held by, or in the name of one or more of the Trustees acting for and on behalf of the Trust, or in the name of any person as nominee acting for and on behalf of the Trust. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, as provided in Article V, a proportionate undivided beneficial interest in the Trust or Series or Class thereof represented by Shares. The Shares shall be personal property giving only the rights specifically set forth in this Trust Instrument. The Trust, or at the determination of the Trustees one or more of the Trustees or a nominee acting for and on behalf of the Trust, shall be deemed to hold legal title and beneficial ownership of any income earned on securities of the Trust issued by any business entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee (other than as a result of his death or incapacity), he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

     Section 11.  Effect of Trustees Not Serving.  The death, resignation,
                  ------------------------------
retirement, removal, incapacity or inability or refusal to serve of the Trustees, or any one or more or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration.

     Section 12.  Trustees, etc. as Shareholders.  Subject to any restrictions
                  ------------------------------
in the By-laws, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Shares to the same extent as any other Shareholder; the Trustees may issue and sell Shares to and buy Shares from any such person or any firm or company in which such person is interested, subject only to any general limitations herein.

     Section 13.  Series of Trustees.  In connection with the establishment of
                  ------------------
one or more Series or Classes, the Trustees establishing such Series or Class may appoint, to the extent permitted by the Delaware Act, separate Trustees with respect to such Series or Classes (the "Series Trustees"). Series Trustees may, but are not required to, serve as Trustees of the Trust or any other Series or Class of the Trust. To the extent provided by the Trustees in the appointment of Series Trustees, the Series Trustees may have, to the exclusion of any other Trustee of the Trust, all the powers and authorities of Trustees hereunder with respect to such Series or Class, but may have no power or authority with respect to any other Series or Class. Any provision of this Declaration relating to election of Trustees by Shareholders only shall entitle the Shareholders of a Series or Class for which Series Trustees have been appointed to vote with respect to the election of such Series Trustees and the Shareholders of any other Series or Class shall not be entitled to participate in such vote. In the event that Series Trustees are appointed, the Trustees initially appointing such Series Trustees shall, without the approval of any Outstanding Shares, amend either the Declaration or the By-laws to provide for the respective responsibilities of the Trustees and the Series Trustees in circumstances where an action of the Trustees or Series Trustees affects all Series of the Trust or two or more Series represented by different Trustees.


                                  ARTICLE III
                                  -----------

                        CONTRACTS WITH SERVICE PROVIDERS
                        --------------------------------

     Section 1.  Underwriting Contract.  The Trustees may in their discretion
                 ---------------------
from time to time enter
into an exclusive or non-exclusive distribution contract or contracts providing for the sale of the Shares whereby the Trustees may either agree to sell the Shares to the other party to the contract or appoint such other party as their sales agent for the Shares, and in either case on such terms and conditions, if any, as may be prescribed in the By-laws, and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article III or of the By-laws; and such contract may also provide for the repurchase of the Shares by such other party as agent of the Trustees.

     Section 2.  Advisory or Management Contract.  The Trustees may in their
                 -------------------------------
discretion from time to time enter into one or more investment advisory or management contracts or, if the Trustees establish multiple Series, separate investment advisory or management contracts with respect to one or more Series whereby the other party or parties to any such contracts shall undertake to furnish the Trust or such Series management, investment advisory, administration, accounting, legal, statistical and research facilities and services, promotional or marketing activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of the Declaration, the Trustees may authorize the Investment Advisers or persons to whom the Investment Adviser delegates certain or all of their duties, or any of them, under any such contracts (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities and other investments of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of such Investment Advisers, or any of them (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

     Section 3.  Administration Agreement.  The Trustees may in their discretion
                 ------------------------
from time to time enter into an administration agreement or, if the Trustees establish multiple Series or Classes, separate administration agreements with respect to each Series or Class, whereby the other party to such agreement shall undertake to manage the business affairs of the Trust or of a Series or Class thereof of the Trust and furnish the Trust or a Series or a Class thereof with office facilities, and shall be responsible for the ordinary clerical, bookkeeping and recordkeeping services at such office facilities, and other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their discretion determine.

     Section 4.  Service Agreements.  The Trustees may in their discretion from
                 ------------------
time to time enter into service agreements with respect to one or more Series or Classes of Shares whereby the other parties to such service agreements will provide or arrange for the provision of distribution, administration and/or support services pursuant to distribution, authorized dealer service, administration, service or similar plans, and all upon such terms and conditions as the Trustees in their discretion may determine.

     Section 5.  Transfer Agent.  The Trustees may in their discretion from time
                 --------------
to time enter into a transfer agency and shareholder service contract whereby the other party to such contract shall undertake to furnish transfer agency and shareholder services to the Trust. The contract shall have such terms and conditions as the Trustees may in their discretion determine not inconsistent with the Declaration. Such services may be provided by one or more Persons.

     Section 6.  Custodian.  The Trustees may appoint or otherwise engage one or
                 ---------
more banks or trust companies, or any other entity satisfying the requirements of the 1940 Act, to serve as Custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-laws of the Trust. The Trustees may also authorize the Custodian to employ one or more sub-custodians, including such foreign banks and securities depositories as meet the requirements of applicable provisions of the 1940 Act, and upon such terms and conditions as may be agreed upon between the Custodian and such sub-custodian, to hold securities and other assets of the Trust and to perform the acts and services of the Custodian, subject to applicable provisions of law and resolutions adopted by the Trustees.

     Section 7.  Affiliations of Trustees or Officers, Etc.  The fact that:
                 -----------------------------------------

           (i) any of the Shareholders, Trustees or officers of the Trust or any Series thereof is a shareholder, director, officer, partner, trustee, employee, manager, adviser or distributor of or for any partnership, corporation, trust, association or other organization or of or for any parent or affiliate of any organization, with which a contract of the character described in this Article III, for services as Custodian, Transfer Agent, disbursing agent or for any other services approved by the Trustees with respect to any Series or Class may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder of or has an interest in the Trust, or that

          (ii) any partnership, corporation, trust, association or other organization with which a contract of the character described in Sections 1, 2, 3 or 4 of this Article III or for services as Custodian, Transfer Agent or disbursing agent or for any other services approved by the Trustees with respect to any Series or Class may have been or may hereafter be made also has any one or more of such contracts with one or more other partnerships, corporations, trusts, associations or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.


                                   ARTICLE IV
                                   ----------

           COMPENSATION, LIMITATION OF LIABILITY AND INDEMNIFICATION
           ---------------------------------------------------------

     Section 1.  Compensation.  The Trustees as such shall be entitled to
                 ------------
reasonable compensation from the Trust, and they may fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

     Section 2.  Limitation of Liability.  All persons contracting with or
                 -----------------------
having any claim against the Trust or a particular Series shall look only to the assets of all Series or such particular Series for payment under such contract or claim; and neither the Trustees nor, when acting in such capacity, any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every written instrument or obligation on behalf of the Trust or any Series may contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees and officers of the Trust shall not be responsible or liable for any act or omission or for neglect or wrongdoing of them or any officer, agent, employee, investment adviser or independent contractor of the Trust, but nothing contained in this Declaration or in the Delaware Act shall protect any Trustee or officer of the Trust against liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     Section 3.  Indemnification.  (a) Subject to the exceptions and limitations
                 ---------------
contained in subsection (b) below:

     (i) every person who is, or has been, a Trustee or an officer, employee or agent of the Trust or any Series (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) ("Covered Person") shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof; and

     (ii) as used herein, the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, reasonable attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

     (b) No indemnification shall be provided hereunder to a Covered Person:

     (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

     (ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) or (D) by a vote of a majority of the Outstanding Shares entitled to vote (excluding any Outstanding Shares owned of record or beneficially by such individual).

     (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

     (d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section may be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or applicable Series if it is ultimately determined that he is not entitled to indemnification under this Section; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking,
(ii) the Trust is insured against losses arising out of any such advance payments or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Section.

     (e) Any repeal or modification of this Article IV by the Shareholders, or adoption or modification of any other provision of the Declaration or By-laws inconsistent with this Article, shall be prospective only, to the extent that such repeal, or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

     Section 3.  Indemnification of Shareholders.  If any Shareholder or former
                 -------------------------------
Shareholder of any Series shall be held personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by such Shareholder, assume the defense of any claim made against such Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

     Section 4.  No Bond Required of Trustees.  No Trustee shall be obligated to
                 ----------------------------
give any bond or other security for the performance of any of his duties hereunder.

     Section 5.  No Duty of Investigation; Notice in Trust Instruments, Etc.  No
                 ----------------------------------------------------------
purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust or a Series thereof shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or a Series thereof or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust or a Series thereof. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or a Series thereof or undertaking made or issued by the Trustees may recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust or a Series thereof under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust Property or the Trust Property of the applicable Series, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to bind the Trustees individually. The Trustees may maintain insurance for the protection of the Trust Property or the Trust Property of the applicable Series, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable and as required by the 1940 Act.

     Section 6.  Reliance on Experts, Etc.  Each Trustee, officer or employee of
                 ------------------------
the Trust or a Series thereof shall, in the performance of his duties, powers and discretion hereunder be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust or a Series thereof, upon an opinion of counsel, or upon reports made to the Trust or a Series thereof by any of its officers or employees or by the Investment Adviser, the Administrator, the Distributor, Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.


                                   ARTICLE V
                                   ---------

                            SERIES; CLASSES; SHARES
                            -----------------------

     Section 1.  Establishment of Series or Class.  The Trust shall consist of
                 --------------------------------
one or more Series. Without limiting the authority of the Trustees to establish and designate any further Series, the Trustees hereby establish the following 35
Series: Goldman Sachs Adjustable Rate Government Fund, Goldman Sachs Short Duration Government Fund, Goldman Sachs Short Duration Tax-Free Fund, Goldman Sachs Core Fixed Income Fund, Goldman Sachs Global Income Fund, Goldman Sachs Government Income Fund, Goldman Sachs Municipal Income Fund, Goldman Sachs High Yield Fund, Goldman Sachs Balanced Fund, Goldman Sachs Core U.S. Equity Fund, Goldman Sachs Growth and Income Fund, Goldman Sachs Capital Growth Fund, Goldman Sachs Mid-Cap Equity Fund, Goldman Sachs Small Cap Equity Fund, Goldman Sachs International Equity Fund, Goldman Sachs Asia Growth Fund, Goldman Sachs Emerging Market Equity Fund, Institutuional Liquid Assets- - Prime Obligations Portfolio, Institutional Liquid Assets-Government Portfolio, Institutional Liquid Assets-Treasury Obligations Portfolio, Institutional Liquid Assets-Money Market Portfolio, Institutional Liquid Assets- Federal Portfolio, Institutional Liquid Assets-Treasury

Instruments Portfolio, Institutional Liquid Assets-Tax-Exempt Diversified Portfolio, Institutional Liquid Assets-Tax-Exempt New York Portfolio, Institutional Liquid Assets-Tax-Exempt California Portfolio, Financial Square Prime Obligations Fund, Financial Square Government Fund, Financial Square Treasury Obligations Fund, Financial Square Money Market Fund, Financial Square Money Market Plus Fund, Financial Square Municipal Money Market Fund, Financial Square Tax-Free Fund, Financial Square Federal Fund, and Financial Square Treasury Instruments Fund (the "Existing Series"). Each additional Series shall be established and is effective upon the adoption of a resolution of a majority of the Trustees or any alternative date specified in such resolution. The Trustees may designate the relative rights and preferences of the Shares of each Series. The Trustees may divide the Shares of any Series into Classes. Without limiting the authority of the Trustees to establish and designate any further Classes, the Trustees hereby establish the following classes of shares with respect to the series set forth below:

Class A Shares:
          Goldman Sachs Adjustable Rate Government Fund, Goldman Sachs
          Global Income Fund, Goldman Sachs Government Income Fund, Goldman Sachs Municipal Income Fund, Goldman Sachs High Yield Fund, Goldman Sachs Balanced Fund, Goldman Sachs Core U.S. Equity Fund, Goldman Sachs Growth and Income Fund, Goldman Sachs Capital Growth Fund, Goldman Sachs Small Cap Equity Fund, Goldman Sachs International Equity Fund, Goldman Sachs Emerging Market Equity Fund Goldman Sachs Asia Growth Fund.

Class B Shares
               Goldman Sachs Global Income Fund, Goldman Sachs Government Income Fund, Goldman Sachs Municipal Income Fund, Goldman Sachs High Yield Fund, Goldman Sachs Balanced Fund, Goldman Sachs Core U.S. Equity Fund, Goldman Sachs Growth and Income Fund, Goldman Sachs Capital Growth Fund, Goldman Sachs Small Cap Equity Fund, Goldman Sachs International Equity Fund, Goldman Sachs Emerging Market Equity Fund, Goldman Sachs Asia Growth Fund and Institutional Liquid Assets Prime Obligations Portfolio.

Institutional Shares:
               Goldman Sachs Adjustable Rate Government Fund, Goldman
               Sachs Short Duration Government Fund, Goldman Sachs Short Duration Tax-Free Fund, Goldman Sachs Core Fixed Income Fund, Goldman Sachs Global Income Fund, Goldman Sachs High Yield Fund , Goldman Sachs Core U.S. Equity Fund, Goldman Sachs Growth and Income Fund, Goldman Sachs Mid-Cap Equity Fund, Goldman Sachs International Equity Fund, Goldman Sachs Emerging Market Equity, Goldman Sachs Asia Growth Fund, Financial Square Prime Obligations Fund, Financial Square Government Fund, Financial Square Treasury Obligations Fund, Financial Square Money Market Fund, Financial Square Money Market Plus Fund, Financial Square Municipal Money Market Fund, Financial Square Tax-Free Fund, Financial Square Federal Fund, Financial Square Treasury Instruments Fund, Institutional Liquid Assets-Prime Obligations Portfolio, Institutional Liquid Assets-Government Portfolio, Institutional Liquid Assets-Treasury Obligations Portfolio, Institutional Liquid Assets-Money Market Portfolio, Institutional Liquid Assets-Federal Portfolio, Institutional Liquid Assets-Treasury Instruments Portfolio, Institutional Liquid Assets-Tax-Exempt Diversified Portfolio, Institutional Liquid Assets-Tax-Exempt New York Portfolio and Institutional Liquid Assets-Tax-Exempt California Portfolio.

Service Shares:
               Goldman Sachs Adjustable Rate Government Fund, Goldman Sachs Short Duration Government Fund, Goldman Sachs Short Duration Tax-Free Fund, Goldman Sachs Core Fixed Income Fun, Goldman Sachs Global Income Fund, Goldman Sachs High Yield Fund, Goldman Sachs Core U.S. Equity Fund, Goldman Sachs Growth and Income Fund, Goldman Sachs Mid-Cap Equity Fund, Goldman Sachs International Equity Fund, Goldman Sachs Emerging Market Equity Fund, Goldman Sachs Asia Growth Fund, Financial Square Prime Obligations Fund, Financial Square

               Government Fund, Financial Square Treasury Obligations Fund, Financial Square Money Market Fund, Financial Square Money Market Plus Fund, Financial Square Municipal Money Market Fund, Financial Square Tax-Free Fund, Financial Square Federal Fund, Financial Square Treasury Instruments Fund, Institutional Liquid Assets-Prime Obligations Portfolio, Institutional Liquid Assets-Government Portfolio, Institutional Liquid Assets-Treasury Obligations Portfolio, Institutional Liquid Assets-Money Market Portfolio, Institutional Liquid Assets-Federal Portfolio, Institutional Liquid Assets-Treasury Instruments Portfolio, Institutional Liquid Assets-Tax-Exempt Diversified Portfolio, Institutional Liquid Assets-Tax- Exempt New York Portfolio and Institutional Liquid Assets-Tax-Exempt California Portfolio.

Administration Shares:
               Goldman Sachs Adjustable Rate Government Fund, Goldman
               Sachs Short Duration Government Fund, Goldman Sachs Short Duration Tax-Free Fund, Goldman Sachs Core Fixed Income Fund, Financial Square Prime Obligations Fund, Financial Square Government Fund, Financial Square Treasury Obligations Fund, Financial Square Money Market Fund, Financial Square Money Market Plus Fund, Financial Square Municipal Money Market Fund, Financial Square Tax-Free Fund, Financial Square Federal Fund, Financial Square Treasury Instruments Fund, Institutional Liquid Assets-Prime Obligations Portfolio, Institutional Liquid Assets-Government Portfolio, Institutional Liquid Assets-Treasury Obligations Portfolio, Institutional Liquid Assets-Money Market Portfolio, Institutional Liquid Assets-Federal Portfolio, Institutional Liquid Assets-Treasury Instruments Portfolio, Institutional Liquid Assets-Tax-Exempt Diversified Portfolio, Institutional Liquid Assets-Tax- Exempt New York Portfolio and Institutional Liquid Assets-Tax-Exempt California Portfolio.

Preferred
Administration Shares:
               Financial Square Prime Obligations Fund, Financial
               Square Government Fund, Financial Square Treasury Obligations Fund, Financial Square Money Market Fund, Financial Square Money Market Plus Fund, Financial Square Municipal Money Market Fund, Financial Square Tax-Free Fund, Financial Square Federal Fund, Financial Square Treasury Instruments Fund.


(the "Existing Classes"). The Shares of the Existing Series and each Class thereof herein established and designated and any Shares of any further Series and Classes that may from time to time be established and designated by the Trustees shall be established and designated, and the variations in the relative rights and preferences as between the different Series shall be fixed and determined, by the Trustees; provided, that all Shares shall be identical except for such variations as shall be fixed and determined between different Series or Classes by the Trustees in establishing and designating such Class or Series. In connection therewith with respect to the Existing Classes, the purchase price, the method of determining the net asset value and allocating expenses, and the relative dividend and voting rights of holders shall be as set forth in the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 and/or the 1940 Act, as amended from time to time.

     All references to Shares in this Declaration shall be deemed to be Shares of any or all Series or Classes as the context may require. The Trust shall maintain separate and distinct records for each Series and hold and account for the assets thereof separately from the other assets of the Trust or of any other Series. A Series may issue any number of Shares or any Class thereof and need not issue Shares. Each Share of a Series shall represent an equal beneficial interest in the net assets of such Series. Each holder of Shares of a Series or a Class thereof shall be entitled to receive his pro rata share of all distributions made with respect to such Series or Class. Upon redemption of his Shares, such Shareholder shall be paid solely out of the funds and property of such Series. The Trustees may adopt and change the name of any Series or Class.

     Section 2.  Shares.  The beneficial interest in the Trust shall be divided
                 ------
into transferable Shares of one or more separate and distinct Series or Classes established by the Trustees. The number of Shares of each Series and Class is unlimited and each Share shall have no par value per Share or such other amount as the Trustees may establish. All Shares issued hereunder shall be fully paid and nonassessable. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval, to issue original or additional Shares at such times and on such terms and conditions as they deem appropriate; to issue fractional Shares and Shares held in the treasury; to establish and to change in any manner Shares of any Series or Classes with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may determine; to divide or combine the Shares of any Series or Classes into a greater or lesser number; to classify or reclassify any unissued Shares of any Series or Classes into one or more Series or Classes of Shares; to abolish any one or more Series or Classes of Shares; to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses; and to take such other action with respect to the Shares as the Trustees may deem desirable. Shares held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

     Section 3.  Investment in the Trust.  Subject to applicable law, the
                 -----------------------
Trustees shall accept investments in any Series or Class from such persons and on such terms as they may from time to time authorize. Without limiting the generality of the foregoing, at the Trustees' discretion, such investments may be in the form of cash or securities in which that Series is authorized to invest, valued as provided in Article VI, Section 3. The value of an investment in a Class or a Series shall be credited to each Shareholder's account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge upon investments in any Series or Class, (b) issue fractional Shares, (c) determine the Net Asset Value per Share of the initial capital contribution or (d) authorize the issuance of Shares at a price other than Net Asset Value to the extent permitted by the 1940 Act or any rule, order or interpretation of the Commission thereunder. The Trustees shall have the right to refuse to accept investments in any Series at any time without any cause or reason therefor whatsoever.

     Section 4.  Assets and Liabilities of Series.  All consideration received
                 --------------------------------
by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may
be), shall be held and accounted for separately from the assets of every other Series and are referred to as "assets belonging to" that Series. The assets belonging to a Series shall belong only to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. Any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more Series as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, earnings, income, profits or funds, or payments and proceeds thereof shall be referred to as assets belonging to that Series. The assets belonging to a Series shall be so recorded upon the books of the Series, and shall be held by the Trustees in trust for the benefit of the Shareholders of that Series. The assets belonging to a Series or Class shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series or Classes in such manner as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.

     Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally, including the assets of any other Series. Notice of this contractual limitation on liabilities among Series may, in the Trustees' discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

     Section 5.  Ownership and Transfer of Shares.  The Trust or a transfer or
                 --------------------------------
similar agent for the Trust shall maintain a register containing the names and addresses of the Shareholders of each Series and Class thereof, the number of Shares of each Series and Class held by such Shareholders, and a record of all Share transfers. The register shall be conclusive as to the identity of Shareholders of record and the number of Shares held by them from time to time. The Trustees may authorize the issuance of certificates representing Shares and adopt rules governing their use. The Trustees may make rules governing the transfer of Shares, whether or not represented by certificates. Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his duly authorized agent upon delivery to the Trustees or the Trust's transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence or the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-laws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee or agent of the Trust, shall be affected by any notice of a proposed transfer.

     Section 6.  Status of Shares; Limitation of Shareholder Liability.  Shares
                 -----------------------------------------------------
shall be deemed to be personal property giving Shareholders only the rights provided in this Declaration. Every Shareholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Declaration and to have become a party hereto. No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Trustees shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed by the Shareholder. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Every written obligation of the Trust or any Series may contain a statement to the effect that such obligation may only be enforced against the assets of the appropriate Series or all Series; however, the omission of such statement shall not operate to bind or create personal liability for any Shareholder or Trustee.


                                   ARTICLE VI
                                   ----------

                                 DISTRIBUTIONS AND REDEMPTIONS
                                 -----------------------------

     Section 1.  Distributions.  The Trustees or a committee of one or more
                 -------------
Trustees and/or one or more officers may declare and pay dividends and other distributions, including dividends on Shares of a particular Series and other distributions from the assets belonging to that Series. No dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or of any Series (or Class) with respect to, nor any redemption or repurchase of, the Shares of any Series (or Class) shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. The amount and payment of dividends or distributions and their form, whether they are in cash, Shares or other Trust Property, shall be determined by the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Series shall be distributed pro rata to the Shareholders of that Series in proportion to the number of Shares of that Series they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.

     Section 2.  Redemptions.  Each Shareholder of a Series shall have the right
                 -----------
at such times as may be permitted by the Trustees to require the Series to redeem all or any part of his Shares at a redemption price per Share equal to the Net Asset Value per Share at such time as the Trustees shall have prescribed by resolution, or, to the extent permitted by the 1940 Act, at such other redemption price and at such times as the Trustees shall prescribe by resolution. In the absence of such resolution, the redemption price per Share shall be the Net Asset Value next determined after receipt by the Series of a request for redemption in proper form less such charges as are determined by the Trustees and described in the Trust's Registration Statement for that Series, as from time to time in effect, under the Securities Act of 1933. The Trustees may specify conditions, prices, and places of redemption, may specify binding requirements for the proper form or forms of requests for redemption and may specify the amount of any deferred sales charge to be withheld from redemption proceeds. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value, or may be in cash. Upon redemption, Shares may be reissued from time to time. The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees, including, but not limited to, the failure of a Shareholder to supply a taxpayer identification number if required to do so, or to have the minimum investment required (which may vary by Series), or to pay when due for the purchase of Shares issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series or Class or any governmental authority. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series or Class to redeem Shares during any period of time when and to the extent permissible under the 1940 Act.

     Section 3.  Determination of Net Asset Value.  The Trustees shall cause the
                 --------------------------------
Net Asset Value of Shares of each Series or Class to be determined from time to time in a manner consistent with applicable laws and regulations. The Trustees may delegate the power and duty to determine Net Asset Value per Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose. The Net Asset Value of Shares shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of regular trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading.

     Section 4.  Suspension of Right of Redemption.  If, as referred to in
                 ---------------------------------
Section 2 of this Article, the

Trustees postpone payment of the redemption price and suspend the right of Shareholders to redeem their Shares, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, any Shareholder having tendered a redemption request may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates.

     Section 5.  Repurchase by Agreement.  In addition to the redemption of
                 -----------------------
Shares otherwise provided in this Article VII, the Trust may repurchase Shares directly, or through the Distributor or another agent designated for the purpose, by agreement with the owner thereof at a price not exceeding the Net Asset Value per Share determined as of the time when the purchase or contract of purchase is made or the Net Asset Value as of any time which may be later determined, provided payment is not made for the Shares prior to the time as of which such Net Asset Value is determined.


                                  ARTICLE VII
                                  -----------

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS
                    ----------------------------------------

     Section 1.  Voting Powers.  The Shareholders shall have power to vote only
                 -------------
with respect to (a) the election of Trustees to the extent and as provided in
Section 2 of this Article; (b) the removal of Trustees as provided in Article II, Section 5(d); (c) any matter required to be approved by Shareholders of the Trust or any Series or Class thereof under the 1940 Act; (d) any termination of the Trust to the extent and as provided in Article IX, Section 4; (e) the amendment of this Declaration to the extent and as provided in Article IX,
Section 8; and (f) such additional matters relating to the Trust as may be required or authorized by law, this Declaration, or the By-laws or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable.

     On any matter submitted to a vote of the Shareholders, all Shares shall be voted in the aggregate not by individual Series or Class, except (a) when required by the 1940 Act, Shares shall be voted by individual Series or Class, and (b) when the Trustees have determined that the matter affects the interests of only one or more Series or Class, then only the Shareholders of all such Series or Classes shall be entitled to vote thereon. As determined by the Trustees without the vote or consent of Shareholders, on any matter submitted to a vote of Shareholders, either (i) each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote or (ii) each dollar of Net Asset Value (number of Shares owned times Net Asset Value per share of such Series or Class, as applicable) shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. Without limiting the power of the Trustees in any way to designate otherwise in accordance with the preceding sentence, the Trustees hereby establish that each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the By-laws. The By-laws may provide that proxies may be given by any electronic or telecommunications device or in any other manner, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of any Series or Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Declaration or the By-laws. Meetings of Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-laws.

     Section 2.  Quorum; Required Vote.  Except when a larger vote is required
                 ---------------------
by law, this Declaration
or the By-laws, holders of Shares of the Trust, Series or Class, as applicable, representing one-third of the votes entitled to be cast at the meeting in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting. Any lesser number shall be sufficient for adjournments. Any adjourned session of a Shareholders' meeting may be held within a reasonable time without further notice. Except when a larger vote is required by law, this Declaration or the By-laws, holders of Shares representing a majority of votes present and entitled to be cast at a Shareholders' meeting in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust except that a plurality of such votes shall elect a Trustee; provided, that if this Declaration or applicable law permits or requires that Shares be voted on any matter by individual Series or Classes, then holders, except when a larger vote is required by law, this Declaration or the By-laws, of Shares of that Series or Class representing a majority of the votes present or entitled to be cast voting at a Shareholders' meeting in person or by proxy on the matter shall decide that matter insofar as that Series or Class is concerned, except that a plurality of such votes shall elect a Series Trustee. With respect to any matter presented by the Trustees to the Shareholders for approval, the shareholders may act as to the Trust or any Series or Class by the written consent of holders of Shares of the Trust, Series or Class, as the case may be, representing a majority (or such other amount as may be required by applicable law) of the votes entitled to be cast on the matters subject to such consent.

     Section 3.  Record Dates.  For the purpose of determining the Shareholders
                 ------------
of any Series (or Class) who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series (or Class) having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more Series (or Classes) any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or Classes).

     Section 4.  Additional Provisions.  The By-laws may include further
                 ---------------------
provisions for Shareholders' votes and meetings and related matters.



                                  ARTICLE VIII
                                  ------------

                        EXPENSES OF THE TRUST AND SERIES
                        --------------------------------

     Section 1.  Payment of Expenses by the Trust.  Subject to Article  IV,
                 --------------------------------
Section 4, and Article IV, Section 3, the Trust or a particular Series shall pay, or shall reimburse the Trustees from the assets belonging to all Series or the particular Series, for their expenses (or the expenses of a Class of such Series) and disburse ments, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of Shares; insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust's investment advisers, managers, administrators, distributors, custodians, transfer agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses (including, if approved by the Trustees, an allocated portion of the legal, accounting and compliance expenses incurred by the Investment Adviser, Administrator or other service provider to the Trust); costs of forming the Trust and its Series and maintaining its existence; costs of preparing and printing the prospectuses of the Trust and each Series, statements of additional information and Shareholder reports and delivering them to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trust's officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings; Commission registration fees and related expenses; state or foreign securities laws registration fees and related expenses; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust. The Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities.

     Section 2.  Payment of Expenses by Shareholders.  The Trustees shall have
                 -----------------------------------
the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series of Class, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.


                                   ARTICLE IX
                                   ----------

                                 MISCELLANEOUS
                                 -------------

     Section 1.  Trust Not a Partnership.  This Declaration creates a trust and
                 -----------------------
not a partnership. No Trustee shall have any power to bind personally either the Trust's officers or any Shareholder.

     Section 2.  Trustee Action. The exercise by the Trustees of their powers
                 --------------
and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article IV, the Trustees shall not be liable for errors of judgment or mistakes of fact or law.

     Section 3.  Record Dates.  The Trustees may fix in advance a date up to
                 ------------
ninety (90) days before the date of any Shareholders' meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Shares.

     Section 4.  Termination of the Trust.  (a) This Trust shall have perpetual
                 ------------------------
existence. Upon the vote of a majority of the Shares Outstanding and entitled to vote of the Trust or of each Series to be affected, the Trustees may

     (i) sell and convey all or substantially all of the assets of all Series or any affected Series to another Series or to another entity which is an open-end investment company as defined in the 1940 Act, or is a series thereof, for adequate consideration, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of or interests in such Series, entity, or series thereof; or

     (ii) at any time sell and convert into money all or substantially all of the assets of all Series or any affected Series.

Upon paying or making reasonable provision for the payment of all known liabilities of all Series or any affected Series in either (i) or (ii), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the Shareholders of all Series or any affected Series; however, the payment to any particular Class of such Series may be reduced by any fees, expenses or charges allocated to that Class.

     (b) The Trustees may take any of the actions specified in subsection (a)
(i) and (ii) above without
obtaining the vote of a majority of the Shares Outstanding and entitled to vote of the Trust or any Series if a majority of the Trustees determines, in their sole discretion, that the continuation of the Trust or Series is not in the best interests of the Trust, such Series, or their respective Shareholders. In reaching such determination, the Trustees may consider such factors as the Trustees, in their sole discretion, deem to be appropriate, which factors may include the inability of the Trust or a Series to maintain its assets at an appropriate size, changes in laws or regulations governing the Trust or the Series or affecting assets of the type in which the Trust or Series invests, or economic developments or trends having a significant adverse impact on the business or operations of the Trust or such Series.

     (c) Upon completion of the distribution of the remaining proceeds or assets pursuant to subsection (a), the Trust or affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all parties therein shall be canceled and discharged. Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

     Section 5.  Reorganization and Master/Feeder.  (a)  Notwithstanding
                 --------------------------------
anything else herein, a majority of the Trustees may, without Shareholder approval unless such approval is required by applicable federal law, (i) cause the Trust to merge or consolidate with or into one or more entities, if the surviving or resulting entity is the Trust or another open-end management investment company under the 1940 Act, or a series thereof, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, or (iii) cause the Trust to incorporate under the laws of Delaware or any other U.S. jurisdiction. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

     (b) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 5 may effect any amendment to the Declaration or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

     (c) The Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all or portion of the Trust Property or the Trust Property allocated or belonging to such Series or to carry on any business in which the Trust shall directly or indirectly have any interest, or to sell, convey and transfer all or a portion of the Trust Property or the Trust Property allocated or belonging to such Series to any such corporation, trust, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association, or organization or any corporation, partnership, trust, association or organization in which the Trust or such Series holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring all or a portion of the Trust Property to such organization or entities.

     (d) Notwithstanding anything else herein, the Trustees may, without Shareholder approval, invest all or a portion of the Trust Property of any Series, or dispose of all or a portion of the Trust Property of any Series, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of New York or any other state or jurisdiction) (or subtrust thereof) which is classified as a partnership for federal income tax purposes. Notwithstanding anything else herein, the

Trustees may, without Shareholder approval unless such approval is required by applicable law, cause a Series that is organized in the master/feeder fund structure to withdraw or redeem its Trust Property from the master fund and cause such series to invest its Trust Property directly in securities and other financial instruments or in another master fund.

     Section 6.  Declaration of Trust.  The original or a copy of this
                 --------------------
Declaration of Trust and of each amendment hereto or Declaration of Trust supplemental shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Declaration of Trust or any such amendments or supplements and as to any matters in connection with the Trust. The masculine gender herein shall include the feminine and neuter genders. Headings herein are for convenience only and shall not affect the construction of this Declaration of Trust. This Declaration of Trust may be executed in any number of counterparts, each of which shall be deemed an original.

     Section 7.  Applicable Law.  This Declaration and the Trust created
                 --------------
hereunder are governed by and construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration of Trust (a) the provisions of Section 3540 of Title 12 of the Delaware Code, or (b) any provisions of the laws (statutory or common) of the State of Delaware pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration. The Trust shall be of the type commonly called a Delaware business trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

     Section 8.  Amendments.  The Trustees may, without any Shareholder vote,
                 ----------
amend or otherwise supplement this Declaration by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated trust instrument; provided, that Shareholders shall have the right to vote on any amendment (a) which would adversely affect the voting rights of Shareholders granted in Article VII, Section l, (b) to this Section 8, (c) required to be approved by Shareholders by law or by the Trust's registration statement(s) filed with the Commission, and (d) submitted to them by the Trustees in their discretion. Any amendment submitted to Shareholders which the Trustees determine would affect the Shareholders of any Series shall be authorized by vote of the Shareholders of such Series and no vote shall be required of Shareholders of a Series not affected. Notwithstanding anything else herein, any amendment to Article IV which would have the effect of reducing the indemnification and other rights provided thereby to Trustees, officers, employees, and agents of the Trust or to Shareholders or former Shareholders, and any repeal or amendment of this sentence shall each require the affirmative vote of the holders of two-thirds of the Outstanding Shares of the Trust entitled to vote thereon.

     Section 9.  Derivative Actions.  In addition to the requirements set forth
                 ------------------
in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

     (a) Shareholders eligible to bring such derivative action under the Delaware Act who hold at least 10% of the Outstanding Shares of the Trust, or 10% of the Outstanding Shares of the Series or Class to which such action relates, shall join in the request for the Trustees to commence such action; and

     (b) the Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.

     Section 10.  Fiscal Year.  The fiscal year of the Series shall end on a
                  -----------
specified date as set forth in the By-laws; provided that different Series may have different fiscal years. The Trustees may change the fiscal year of any Series without Shareholder approval.

     Section 11.  Severability.  The provisions of this Declaration are
                  ------------
severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Declaration.

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first written above.




                    Ashok N. Bakhru,
                    as Trustee and not individually




                    David B. Ford,
                    as Trustee and not individually




                    Douglas Grip,
                    as Trustee and not individually




                    John P. McNulty,
                    as Trustee and not individually,



                    Mary P. McPherson
                    as Trustee and not individually,




                    Alan A. Shuch
                    as Trustee and not individually,




                    Jackson W. Smart,
                    as Trustee and not individually,



                    William H. Springer
                    as Trustee and not individually,

                    Richard P. Strubel
                    as Trustee and not individually,



/netuser10/suzanp/phelan/101842.259/1997proxy/dt4.wpf25